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                                                                  EXHIBIT 23.6

                           CONSENT OF KIRK WORTMAN

   I hereby consent to the reference in the Prospectus constituting part of the Registration Statement on Form S-1 of Quaker Holding Co. to my name as a person about to become a director of DecisionOne Holdings Corp.

                                          /s/ Kirk B. Wortman
                                              Kirk Wortman

July 9, 1997